UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COMMERCIAL METALS COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters Commercial Metals Company Annual Meeting of Stockholders Wednesday, January 14, 2026 10:00 AM, Central Time This event will be held via live audio webcast- Please visit www.proxydocs.com/CMC for more details. Meeting Materials: Notice of Meeting, Proxy Statement & Annual Report Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on January 14, 2026 for Stockholders of Record as of November 17, 2025 To order paper materials, use one of the following methods: For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting, go to www.proxydocs.com/CMC To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. If you want to receive a paper or e-mail copy of the proxy materials for this year's meeting or future meetings, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before January 2, 2026. Internet:

www.investorelections.com/CMC Call: 1-866-648-8133 Email:

paper@investorelections.com * If requesting materials by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting materials. Have the 12 digit control number located in the box above available when you access the website and follow the instructions. SEE REVERSE FOR FULL AGENDA Copyright 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Commercial Metals Company Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3 1. Election of three director nominees to serve as Class I directors until the 2029 annual meeting of stockholders 1.01 Dawne S. Hickton 1.02 Peter R. Matt 1.03 Robert S. Wetherbee 2. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending August 31, 2026 3. The approval, on an advisory basis, of the compensation of our named executive officers NOTE: Such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting will be voted on by the Proxy Holders in their discretion.